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                                                                     EXHIBIT 11

                      BIG BUCK BREWERY & STEAKHOUSE, INC.

                    COMPUTATION OF NET LOSS PER COMMON SHARE
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                                                Three          Three          Nine           Nine
                                                Months         Months         Months         Months
                                                 Ended         Ended          Ended          Ended
                                             September 28,  September 29,  September 28,  September 29,
                                                 1997           1996           1997            1996
                                             -------------  ------------   ------------   -------------
Weighted average number of issued
  shares outstanding                            5,275,000     2,500,000      5,275,000      2,500,000

Effect of:
  Common shares issued during
    1996(1)                                             0     2,748,626              0      1,163,095
                                             -------------  ------------   ------------   -------------

Shares outstanding used to compute
    net income (loss) per share                 5,275,000     5,248,626      5,275,000      3,663,095
                                             -------------  ------------   ------------   -------------
                                             -------------  ------------   ------------   -------------

Net loss                                        ($195,982)   $    7,584      ($809,072)     ($722,888)
                                             -------------  ------------   ------------   -------------
                                             -------------  ------------   ------------   -------------

Net loss per common share                          ($0.04)       ($0.00)        ($0.15)        ($0.20)
                                             -------------  ------------   ------------   -------------
                                             -------------  ------------   ------------   -------------

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(1)  Cheap stock and common shares issued during 1996 are included in the computation for all periods presented in accordance with Staff Accounting Bulletin Topic 4(D).